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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              -----------------

                                   FORM 8-K

            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                              -----------------

                              November 14, 2003
               Date of Report (Date of Earliest Event Reported)


                            WCI COMMUNITIES, INC.
              (Exact Name of Registrant as Specified in Charter)


           DELAWARE                       1-9186                  59-2857021
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
 Incorporation or Organization)                              Identification No.)


      24301 Walden Center Drive                                     34134
    Bonita Springs, Florida 34134                                 (Zip Code)
(Address of Principal Executive Office)


                                (239) 947-2600
             (Registrant's Telephone Number, Including Area Code)


                                NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

         WCI Communities, Inc. ("WCI") announced today that a trust affiliated with its Chairman, Don E. Ackerman, has entered into a 10b5-1 plan with regards to the trust's WCI common stock holdings. The Don E. Ackerman Trust (the "Trust") entered into the plan in order to monetize a portion of its ownership in WCI and diversify its investment holdings. The plan involves a maximum of 500,000 shares of the 3,417,270 shares currently held by the Trust. The Trust plans to continue to hold the majority of its position in WCI stock. The 10b-5-1 plan utilizes a variable prepaid forward transaction under which the Trust will receive cash proceeds up front, but retain future upside and voting rights on the stock. The Trust chose to enter into the variable prepaid forward agreement because of its belief in the upside potential of WCI stock and desired to remain exposed to that potential upside.




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                                  SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         WCI COMMUNITIES, INC.


                                         By: /s/ James P. Dietz
                                             --------------------------------
                                             Name:  James P. Dietz
                                             Title: Senior Vice President and
                                                    Chief Financial Officer


Date:  November 18, 2003